Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the UBS Global Oil and Gas Conference

AUSTIN, Texas, May 24, 2016 – Parsley Energy, Inc. (NYSE: PE) today announced that the Company will participate in the UBS Global Oil and Gas Conference in Austin, Texas on May 25-26, during which Matt Gallagher, Parsley Energy’s Chief Operating Officer, is scheduled to make a presentation on Thursday, May 26. Investor slides will be posted in association with this presentation and can be accessed on the Investor Relations section of Parsley’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

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